Exhibit 99.1

Insulet Announces Shacey Petrovic, President and COO, Promoted to CEO, Effective January 1, 2019; Patrick Sullivan Will Retire as Chairman and CEO at the End of 2018

Timothy Scannell Will Become Chairman of the Board

BILLERICA, Mass.--(BUSINESS WIRE)--September 10, 2018--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced that Shacey Petrovic, President and Chief Operating Officer, will succeed Patrick Sullivan as Insulet’s Chief Executive Officer, effective January 1, 2019. She will continue to serve as Insulet’s President.

Mr. Sullivan will retire from the Board at year end and will remain available to the Company in a consulting role through the end of 2019. Timothy J. Scannell, who has served as a member of Insulet’s Board for the last four years, will become Chairman, effective January 1, 2019. Ms. Petrovic joins Insulet’s Board, effective immediately.

Ms. Petrovic joined Insulet as Chief Commercial Officer in February 2015, and has served as the Company’s President and Chief Operating Officer since October 2016. In her current role, Ms. Petrovic directs the Company’s day-to-day operations, leads its global growth initiatives, and manages its innovation, regulatory and clinical efforts. Under her leadership, Insulet has implemented a new product development roadmap and delivered record-breaking commercial results.

“It has been a great privilege to lead Insulet over the past four years, and I am proud of what we have accomplished and how well-positioned Insulet is for continued success,” said Mr. Sullivan. “We have achieved a great deal and the Company is on a very positive growth trajectory. We have deliberately and thoughtfully planned for this succession and I am confident it’s the right time to transition the Company to its next generation of leadership. Shacey has made a tremendous impact since joining Insulet and her insights and experience will be instrumental to take the Company forward as a global leader in diabetes.”

Ms. Petrovic said, “Pat has done an outstanding job establishing Insulet’s leadership within the industry and positioning the Company for continued growth. I have learned a tremendous amount from his mentorship and I appreciate his strong example of dedication, discipline and strategic vision. This is a time of incredible opportunity for Insulet, and I am focused on building on our significant momentum to drive growth and continued value creation. It will be a privilege to lead this Company, and I look forward to working with the entire Insulet team to achieve our strategic and financial objectives while furthering our mission to improve the lives of people with diabetes.”

“The leadership succession plan announced today is the culmination of a thoughtful, robust process to ensure that Insulet is best positioned to continue delivering sustainable long-term value creation,” said Dr. Jessica Hopfield, Lead Independent Director of Insulet’s Board of Directors. “Pat has done an outstanding job leading Insulet through a crucial period of innovation, global expansion, commercial success, and operational improvement. The Board is grateful for his innumerable contributions and his continued leadership during the transition period. Shacey has intimate knowledge of Insulet, a track record of performance and value creation and two decades of experience in the medical device industry, which make her uniquely qualified to deliver on Insulet’s incredible potential. On behalf of the Board, we look forward to seeing the Company reach new levels of success under Shacey’s leadership.”

Reaffirming Financial Guidance:

The Company reaffirms the guidance provided in its earnings release issued on August 2, 2018.

About Shacey Petrovic:

Shacey Petrovic has served as Insulet’s President and Chief Operating Officer since October 2016. From February 2016 to October 2016, she served as Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, she served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin.

About Timothy Scannell:

Mr. Scannell has served on Insulet’s Board of Directors since August 2014. Since August 2018, he has served as the President and Chief Operating Officer at Stryker Corporation, one of the world's leading medical technology companies that offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. From 2009 to August 2018, he served as a Group President at Stryker and oversaw several of Stryker’s operating divisions, including Instruments, Medical, Endoscopy, Neurovascular, CMF, and Sustainability Solutions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker, including a range of sales and marketing leadership roles, Vice President and General Manager of its Biotech division and President of its Spine business. Mr. Scannell earned his Bachelor of Business Administration and his Master of Business Administration from the University of Notre Dame.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod, by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across multiple therapeutic areas. Founded in 2000, more than 140,000 users across the globe rely on Insulet’s Omnipod Insulin Management System to bring simplicity and freedom to their lives.

On July 1, Insulet assumed direct operations of its Omnipod Insulin Management System product line in Europe, including sales, marketing, training and customer support activities. This allows Insulet to be closer to the diabetes community and identify opportunities to support European customer needs over the long-term, as Insulet does in the United States and Canada.

For more information, please visit: www.insulet.com and www.myomnipod.com.

Forward-Looking Statement:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 22, 2018 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

© 2018 Insulet Corporation. Omnipod and the Omnipod logo are trademarks or registered trademarks of Insulet Corporation. All rights reserved.

CONTACT:
Investor Relations and Corporate Communications Contact:
Insulet Corporation
Deborah R. Gordon, 978-600-7717
Vice President, Investor Relations and Corporate Communications
dgordon@insulet.com